Certificate

No. ____________

For ____________ Shares

Issued to

____

____

____

Dated ____________

From whom transferred

____

Dated

No. Original Certificate	No. Original Shares	No. Shares Transferred

Received Certificate No. ________

For ____________ Shares

this ______ day of ________

____

____

No. ____________ **Shares** ____________

DOVE ENERGY Inc.

Incorporated under the Business Corporations Act (Alberta)

This Certifies that ______________________________ *is the registered holder of* ______________________________ *Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The shares represented by this certificate are subject to a restriction on transferability and may be subject to a lien in favour of the Corporation.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this* ____________ *day of* ____________ *, A.D.* ________

______________________________ *President*

For Value Received, ____________ *hereby sell, assign and transfer unto*

____

______________________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

______________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________________________

In presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.